Exhibit 99.1

OPENWAVE ADDS FORMER PALMSOURCE CEO DAVID NAGEL TO BOARD OF DIRECTORS

REDWOOD CITY, Calif. – January 8, 2009 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced the appointment of David Nagel to its board of directors. Nagel brings to Openwave more than 35 years of technology leadership and management experience in building profitable businesses. Nagel previously served as president, chief executive officer and a director of PalmSource, Inc. With this appointment, Openwave’s Board is now composed of seven directors, six of whom are independent.

“The appointment of David Nagel brings invaluable industry and management expertise to our Board,” said Kenneth Denman, Openwave’s chief executive officer. “In addition to his overall technical expertise in the wireless space, David’s management experience with leading carriers and with technology companies will serve Openwave well as we continue to drive new, innovative products into the global marketplace.”

“I’m delighted for the opportunity to lend my technical expertise and experience in helping develop new opportunities for Openwave,” said Nagel. “Openwave has an impressive heritage as an industry leader and a solid product portfolio that is key in helping to drive shareholder value. I’m looking forward to being a part of Openwave’s future growth and innovation.”

Prior to joining Openwave’s Board, Nagel served as a member of the Palm Board of Directors and then as the first chief executive officer of PalmSource, now known as ACCESS Systems Americas, Inc., a subsidiary of ACCESS which develops the Palm

OS PDA operating system. Before Palm, Nagel was the chief technology officer at AT&T and president of AT&T Labs. Earlier in his career, Nagel served as senior vice president at Apple Computer where he led the worldwide research and development group responsible for Mac OS software, Macintosh hardware, imaging and other peripheral products development.

Nagel currently serves on the Board of Directors for Leapfrog Enterprises Inc. and Tessera Technologies, Inc.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including mobile analytics, content adaptation, mobile and broadband advertising, and a suite of unified messaging solutions.

As the communications industry intersects with the internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of mobile internet service management, messaging, and location based solutions. Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California.

For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933, including, but not limited to, the aforementioned focus on network-based offerings and the anticipated impact on Openwave’s financial statements. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com

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Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Investor Relations

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968